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                                                                   EXHIBIT 10.14


                                 AMENDMENT NO. 2
                                       TO
                          EQUIPMENT PURCHASE AGREEMENT

                  Reference is hereby made to that Equipment Purchase Agreement (the "Agreement") effective as of December 1, 1995 between PageMart Wireless, Inc. ("PageMart") and Motorola, Inc. ("Motorola"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                  WHEREAS, PageMart and Motorola have agreed to modify the Agreement;

                  NOW THEREFORE, the parties hereby agree as follows:

ARTICLE IV: SECTION 1.3 CREDIT FOR ADVANCED MESSAGING SUBSCRIBER UNITS, IS HEREBY AMENDED TO READ IN ITS ENTIRETY, AS FOLLOWS:

         1.3 Credit for Advanced Messaging Subscriber Units. As described here and in Article III, Section 1, as additional consideration for the transfer of the PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties, Motorola agrees to furnish at no cost to PageMart, credit for an additional $1.5 million of two-way advanced messaging subscriber equipment (priced at the purchase prices of this Agreement), applied on a pro-rata basis to PageMart's purchase of its first $5 million of two-way messaging subscriber Equipment from Motorola during the term of this Agreement. PageMart will be entitled to credit each month for a proportionate amount of subscriber Equipment in addition to the first $5 million, based upon the subscriber Equipment purchased to date through that month.

PageMart has issued to Motorola an initial Purchase Order for 5,000 (five thousand) ReFLEX25 advanced messaging subscriber units and will provide one or more additional Purchase Orders for 20,000 (twenty thousand) ReFLEX25 advanced messaging units, when they are commercially available. Since Motorola has been unable to deliver and certify as commercial by June 15, 1998, the ReFLEX25 advanced messaging subscriber Equipment in the first Purchase Order, the October 31, 1999 date in Section 1.1 of Article IV of the Agreement shall be extended for the period of time that commercial availability is delayed beyond June 15, 1998, up to a maximum extension of one year.


Date of Modification: August 5, 1998




PAGEMART WIRELESS, INC.                    MOTOROLA, INC.

By: /s/ N. ROSS BUCKERHAM                  By: /s/ JULIE A. SHIMER
   ------------------------------             ----------------------------------
Name: N. Ross Buckerham                    Name: Julie A. Shimer
     ----------------------------               --------------------------------
Title: President                           Title: VP & GM NAPSD
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Date: 8/15/98                              Date: 8/5/98
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